Exhibit 23.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

August 4, 2021

Penn Virginia Corporation

16285 Park Ten Place, Suite 500

Houston, Texas 77084

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton in the Registration Statement on Form S-8 (the Registration Statement) of Penn Virginia Corporation (the Company) to be filed with the United States Securities and Exchange Commission on or about August 4, 2021. We also consent to the incorporation by reference of the estimates contained in our report entitled “Report as of December 31, 2020 on Reserves and Revenue of Certain Properties with interests attributable to Penn Virginia Corporation” (our Report) in Part I and in the “Notes to Consolidated Financial Statements” portion of the Annual Report on Form 10-K of the Company for the year ended December 31, 2020 (the Annual Report). In addition, we hereby consent to the incorporation by reference of our report of third party dated January 29, 2021, in the “Exhibits and Financial Statement Schedules” portion of the Annual Report. We further consent to specific references to DeGolyer and MacNaughton as an independent petroleum engineering firm in the Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716